Exhibit 99.2

Superior Energy Successfully Completes

Financial Restructuring and Emerges From Chapter 11

February 2, 2021

Houston—(BUSINESS WIRE)— Superior Energy Services, Inc. (“Superior” or the “Company”) announced today that the Company has successfully completed its financial restructuring and emerged from Chapter 11, implementing the Plan of Reorganization that was confirmed by the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division on January 19, 2021. The Company emerges with a strengthened capital structure that eliminated more than $1.30 billion of existing debt.

“Today’s milestone represents a tremendous accomplishment for Superior. The Company has emerged from bankruptcy in less than two months, free of debt and with a greatly strengthened balance sheet and financial ability to compete,” said David Dunlap, President and CEO of Superior. “Our hat goes off to the many people who helped us to get to this point, including employees, customers, lenders, noteholders and suppliers, and I look forward with great confidence to the many future opportunities that lie ahead.”

Given strong operational performance in recent months, Superior emerges with total cash at emergence of approximately $242 million. The Company’s liquidity position is further supported by a $120 million asset-backed secured credit facility. Superior intends to file its first periodic report with the Securities and Exchange Commission in late March 2021.

Ducera Partners LLC and Johnson Rice & Company LLC are acting as financial advisors for the Company, Latham & Watkins LLP and Hunton Andrews Kurth LLP are acting as legal counsel, and Alvarez & Marsal is serving as restructuring advisor. Evercore Group L.L.C. is acting as financial advisor for the ad hoc group of noteholders with Davis Polk & Wardwell LLP and Porter Hedges LLP serving as legal counsel. FTI Consulting, Inc. is acting as financial advisor for the agent for the Company’s secured asset-based revolving credit facility with Simpson Thacher & Bartlett LLP acting as legal counsel.

About Superior

Superior serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit http://www.superiorenergy.com.

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Superior, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the timing and effect of the recapitalization; the outcomes of Bankruptcy Court rulings in the Chapter 11 Cases; general market and economic conditions; changes in law and government regulations; and other matters affecting Superior’s business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Superior’s Annual Report on Form 10-K for the year ended December 31, 2019, and those set forth from time to time in Superior’s filings with the Securities and Exchange Commission. Except as required by law, Superior expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

No Solicitation or Offer

Any new securities to be issued pursuant to the restructuring transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts

Paul Vincent, VP of Treasury and Investor Relations,

(713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002